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                                                                      Exhibit 21

                    THE WALT DISNEY COMPANY AND SUBSIDIARIES

   Name of subsidiary                State of Incorporation
  ---------------------------------------------------------
   ABC, Inc.                         New York
   ABC Holding Company Inc.          Delaware
   Disney Enterprises, Inc.          Delaware
   Walt Disney World Co.             Delaware
   ESPN, Inc.                        Delaware
   Buena Vista Entertainment, Inc.   California
   ABC Daytime Circle, Inc.          Delaware